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                      [LETTERHEAD OF SULLIVAN & CROMWELL]



                                                                       EXHIBIT 8



                                                                 August 26, 1999



Oxford Health Plans, Inc.,


     800 Connecticut Avenue,


          Norwalk, Connecticut 06854.



Ladies and Gentlemen:



     We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $200,000,000 aggregate principal amount of 11% Senior Notes due 2005 of Oxford Health Plans, Inc., a Delaware corporation. We hereby confirm to you that our opinion is as set forth under the caption "Material United States Federal Income Tax Considerations" in the prospectus, dated August 30, 1999 (the "Prospectus"), included in the related Registration Statement on Form S-4 you filed with the Securities and Exchange Commission (the "Registration Statement").



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Material United States Federal Income Tax Considerations." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.



                                          Very truly yours,



                                          /s/ SULLIVAN & CROMWELL